UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012

OASIS PETROLEUM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Oasis Petroleum North America LLC, a wholly owned subsidiary of Oasis Petroleum Inc. (the “Company”), has entered into a Sixth Amendment to its Amended and Restated Credit Agreement (the “Sixth Amendment”), dated as of April 3, 2012, among Oasis Petroleum North America LLC, as borrower, Oasis Petroleum LLC, Oasis Petroleum Marketing LLC and Oasis Well Services LLC, as wholly owned subsidiaries of the Company, and the Company, as guarantors, the lenders party thereto and BNP Paribas, as administrative agent (the “Amended and Restated Credit Agreement”).

As a result of the semi-annual redetermination of the borrowing base, the Sixth Amendment increases the borrowing base from $350 million to $500 million and adds two lenders to the bank group.

The foregoing description of the Sixth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Sixth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Sixth Amendment is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 4, 2012, the Company issued a press release announcing the Sixth Amendment, providing an update on outstanding hedges, and announcing participation in upcoming investor conferences. The press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

On March 22, 2012, Roy W. Mace, the Company’s Senior Vice President and Chief Accounting Officer, entered into a planned trading program pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, which we refer to as a “10b5-1 plan.” Rule 10b5-1 provides guidelines for officers, directors and other insiders to prearrange sales of their company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. Other officers and directors of the Company may adopt plans pursuant to Rule 10b5-1 in the future.

Actual transactions completed under individual 10b5-1 plans will be reported from time to time on forms filed with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed in order to comply with the disclosure requirements of our insider trading policy. Except as may be required by law, we do not undertake to report modifications, terminations or other activities under current or future 10b5-1 plans established by our officers and directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated as of April 3, 2012, among Oasis Petroleum North America LLC, as borrower, Oasis Petroleum LLC, Oasis Petroleum Marketing LLC, Oasis Well Services LLC and Oasis Petroleum Inc., as guarantors, BNP Paribas, as administrative agent, and the lenders party thereto.

99.1	Press Release dated April 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC.
(Registrant)

Date: April 5, 2012	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Sixth Amendment to Amended and Restated Credit Agreement, dated as of April 3, 2012, among Oasis Petroleum North America LLC, as borrower, Oasis Petroleum LLC, Oasis Petroleum Marketing LLC, Oasis Well Services LLC and Oasis Petroleum Inc., as guarantors, BNP Paribas, as administrative agent, and the lenders party thereto.

99.1	Press Release dated April 4, 2012.